                                                                    EXHIBIT 3.11

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          NORTHFIELD LABORATORIES INC.


                     --------------------------------------------

                    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

                     --------------------------------------------


         Northfield Laboratories Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         The original Certificate of Incorporation of the Corporation was filed on June 19, 1985.

         A Restated Certificate of Incorporation of the Corporation was filed on May 5, 1994.

         This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation as heretofore in effect. This Restated Certificate of Incorporation has been proposed by the Board of Directors and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

         1. Corporate Name. The name of the Corporation is Northfield Laboratories Inc.

         2. Registered Office and Agent. The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware

19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall so decrease, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         5. Action by Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders. At any annual or special meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided in the Bylaws of the Corporation.

         6. Board of Directors. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three nor more than eleven persons. The exact number of directors within the minimum and maximum numbers specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Subject to the rights of the holders of any series of Preferred Stock outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filed by a majority of the directors then in office, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors, individual directors and officers may, in considering the best long-term and short-term interests of the Corporation, consider the effects of any action (including, without limitation, action which may involve or relate to a change or potential change in control of the Corporation) upon employees, suppliers and customers of the Corporation, communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.

         7.  Fair Price Provision.

             (a) The affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock (as hereinafter defined) held by stockholders other than an Interested Stockholder (as hereinafter defined) shall be required for the approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with any Interested Stockholder; provided that the 80 percent voting requirement shall not be applicable if:

                  (i) the Continuing Directors (as hereinafter defined) of the Corporation by at least a two-thirds vote (A) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Interested Stockholder to become an Interested Stockholder or (B) have expressly approved such Business Combination, either in advance of or subsequent to such Interested Stockholder having become an Interested Stockholder; or

                  (ii) the cash or fair market value (as determined by at least two-thirds of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation in the Business Combination is not less than the Highest Per Share Price or the Highest Equivalent Price (as such terms are hereinafter defined) paid by the Interested Stockholder in acquiring any Voting Stock of the Corporation.

             (b)  For purposes of this Section 7:

                  (i) the term "Business Combination" shall mean (A) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Stockholder, (B) any sale, lease, exchange, transfer, license or other disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Stockholder, (C) any merger or consolidation of an Interested Stockholder with or into the Corporation or a subsidiary of the Corporation, (D) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or other security device, of all or any Substantial Part of the assets of an Interested Stockholder to the Corporation or a subsidiary of the Corporation, (E) the issuance of any securities of the Corporation or a subsidiary of the Corporation to an Interested Stockholder, (F) any recapitalization that would have the effect of increasing the voting power of an Interested Stockholder and (G) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination;

                  (ii) the term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Restated Certificate of Incorporation by the stockholders of the Corporation (collectively, and as so in effect, the "Exchange Act")) Beneficially Owns (as defined in Rule 13d-3 of the Exchange Act) in the aggregate 15 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity;

                  (iii) any share of Voting Stock of the Corporation that any Interested Stockholder has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed to be Beneficially Owned by the Interested Stockholder and to be outstanding for purposes hereof;

                  (iv) the term "Substantial Part" shall mean more than 15 percent of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made;

                  (v) for the purposes of subparagraph (ii) of Section 7(a), the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Interested Stockholders or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation;

                  (vi) the term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares;

                  (vii) the term "Continuing Director" shall mean a Director who
         (A) was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Stockholder involved in a Business Combination became an Interested Stockholder or (B) is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder and whose nomination or election to the Board of Directors is recommended or approved by a majority of the Directors deemed to be Continuing Directors pursuant to clause (A) hereof;

                  (viii) an Interested Stockholder shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Stockholder became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Stockholder under the foregoing definition of Interested Stockholder, if the price paid by such Interested Stockholder for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to be the higher of (A) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (B) the market price of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof; and

                  (ix) the terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Section 7 shall mean the following:
         If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Interested Stockholder for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Interested Stockholder for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Interested Stockholder shall be taken into account regardless of whether the shares were purchased before or after the Interested Stockholder became an Interested Stockholder. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Interested Stockholder with respect to the shares of capital stock of the Corporation acquired by the Interested Stockholder. In the case of any Business Combination with an Interested Stockholder, the Continuing Directors shall determine the Highest Equivalent Price for each class and series of the capital stock of the Corporation.

         8. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including, without limitation, attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any indemnification under the previous two paragraphs of this Section 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding,
(b) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

         Expenses (including attorneys' fees and expenses) incurred by a director, officer, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 8.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 8.

         For purposes of this Section 8 references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving as the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Section 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 8.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 by the Board of Directors or stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Restated Certificate of Incorporation, the Bylaws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.

         10. Amendment. The provisions of this Restated Certificate of Incorporation may not be amended, altered or repealed in any respect unless such action is approved by the affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock (as defined in Section 7) of the Corporation at a meeting of the stockholders of the Corporation duly called for the consideration of such amendment, alteration or repeal; provided that if there is an Interested Stockholder (as defined in Section 7), such action must also be approved by the affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder.

         11. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to (a) make, alter or repeal the Bylaws of the Corporation, and (b) adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

         12. Voting by Ballot. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.


                                    * * * * *


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chief Executive Officer and attested by its Secretary as of this November 3, 1999.

                                         NORTHFIELD LABORATORIES INC.


                                         /s/ Richard E. DeWoskin
                                         -------------------------------------
                                             Richard E. DeWoskin
                                             Chief Executive Officer


                                         ATTEST:

                                         /s/ Jack J. Kogut
                                         -------------------------------------
                                             Jack J. Kogut
                                             Secretary